UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 14, 2012
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2012, our board of directors (the “Board”) approved an amendment to our Amended and Restated Bylaws (“Bylaws”), which became effective immediately. A summary of the amendments to the Bylaws approved by the Board is set forth below:

(i)	Advance Notice Requirements: The Bylaws were amended to update the advance notice provisions regarding a stockholder’s ability to propose business and nominate directors at stockholder meetings, including changes regarding information that must be submitted in conjunction with a stockholder’s notice to the Company regarding such proposed business or director nominee.

(ii)	Other Amendments to Bylaw Provisions Related to Stockholder Meetings: The Bylaws were amended to clarify certain additional matters related to stockholder meetings, including the place of stockholder meetings, business brought before special meetings of stockholders, notice requirements for stockholder meetings (including increasing the minimum notice to be given in the event of a stockholder meeting to approve a merger or consolidation of the corporation or a sale, lease or exchange of all or substantially all of its assets to not less than 20 nor more than 60 days), quorum requirements, treatment of the list of stockholders and the creation of the position of (and description of the duties of) an inspector of elections. In addition, the Bylaws now permit the Board, consistent with Delaware law, to elect to fix one record date for purposes of determining stockholders entitled to notice of a stockholder meeting and a different record date for determining stockholders entitled to vote at such meeting.

(iii)	General Voting Standard: The Bylaws were amended to provide that shares present at a meeting, but for which there is an abstention or as to which a stockholder gives no authority or direction “shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast,” clarifying that broker non-votes and abstentions are not considered when determining whether a matter has been approved.

(iv)	Committees of the Board: The Bylaws were amended to remove a specific reference to an Executive Committee of the Board, but to maintain the Board’s authority to appoint such committees as may be permitted by law, in order to give the Board the flexibility to organize its committees to best serve the interest of the Company as it sees fit.

(v)	Officers. The Bylaws were amended to reflect the title of the Company’s Chief Executive Officer and to allow for appointment of a Chief Executive Officer and a Secretary and give the Board discretion to appoint such other officers at its discretion. In addition, certain changes were made to the titles and duties of the Company’s other officers in order to conform to changes within the Company.

(vi)	Indemnification of Officers: The Bylaws were amended to provide for the mandatory indemnification of the Company’s officers.

(vii)	Loans to Officers. The Bylaws were amended to remove a provision permitting loans by the Company to its officers.

(viii)	Other Amendments: The Bylaws were amended to make other clarifying, technical and/or conforming changes, including updates in accordance with changes made to the Delaware General Corporation Law since the Bylaws were first adopted in 2002, including, but not limited to, the following:

•	Clarification regarding what constitutes a vacancy on the Board.

•	Providing for stockholder consent to electronic notices.

•	Providing for notice to directors by electronic mail.

The foregoing description of the amendments to our Bylaws is qualified in its entirety by reference to our Bylaws attached hereto in Exhibit 3.01 and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
3.01	Amended and Restated Bylaws of LeapFrog Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

Date: November 20, 2012	By:	/s/ Robert L. Lattuga
Robert L. Lattuga
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.01	Amended and Restated Bylaws of LeapFrog Enterprises, Inc.